Exhibit 99.1

SIGA Reports Financial Results for Three and Twelve Months Ended December 31, 2022

- Approximately $71 Million of International Product Sales in 2022 –

- Corporate Update Conference Call Today at 4:30 PM ET -

March 2, 2023, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and twelve months ended December 31, 2022.

“In 2022, SIGA had approximately $111 million in revenue including approximately $71 million of international sales.  Importantly, we generated revenue from a more diversified customer base compared to previous years,” said Phil Gomez, CEO of SIGA. “The year included the first sale of the intravenous formulation of TPOXX® (“IV TPOXX”) to the U.S. Government, the first sales of oral TPOXX to the U.S. Department of Defense (“DoD”), and the sale of oral TPOXX (tecovirimat) to twelve new international customers. Our focus on customer diversification played a key role in helping us generate pre-tax operating income of approximately $43 million in 2022, a period during which the U.S. Government did not replace any quantities of TPOXX in the Strategic National Stockpile based on expirations.”

Summary Financial Results
($ in millions, except per share amounts)

Three Months Ended December 31, 2022 in comparison to Three Months Ended
December 31, 2021

	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021
Total Revenues	$11.4	$115.4
Operating (Loss) Income (1)	($1.8)	$94.0
(Loss) Income before Income Taxes (1)	($1.2)	$93.9
Net (Loss) Income	($0.8)	$73.2
Diluted (Loss) Income per Share	($.01) per share	$0.98 per share

Year Ended December 31, 2022 in comparison to Year Ended December 31, 2021

	Year Ended December 31, 2022	Year Ended December 31, 2021
Total Revenues	$110.8	$133.7
Operating Income (1)	$42.7	$89.1
Income before Income Taxes (1)	$44.1	$89.3
Net Income	$33.9	$69.5
Diluted Income per Share	$0.46 per share	$0.91 per share

(1) Operating Income (Loss) excludes, and Income (Loss) before Income Taxes includes, other income and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Key Business and Operational Activity for 2022

•
In 2022, SIGA received approximately $77 million of international orders for oral TPOXX (tecovirimat) from 13 customers, of which 12 were new customers in 2022.  Approximately $71 million of these orders were delivered and recorded as international sales in 2022.  In comparison, the Company had approximately $13 million of international sales in 2021 and approximately $3 million of international sales in 2020.

•
In September and May of 2022, the DoD awarded procurement contracts to the Company for the total purchase of up to approximately $18 million of oral TPOXX, of which approximately $7 million of oral TPOXX was delivered in 2022.  These contracts represent the first procurement contracts awarded to the Company by the DoD.

•
In August of 2022, the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Administration for Strategic Preparedness and Response at the U.S. Department of Health and Human Services, exercised procurement options under the 19C Contract for the purchase of approximately $26 million of IV TPOXX.  These were the first option exercises under the 19C Contract for IV TPOXX, which followed its May 2022 FDA approval.

•
Starting in the third quarter of 2022, in connection with the global response to a mpox (monkeypox) outbreak, a series of randomized, placebo-controlled clinical trials were initiated in the U.S., the U.K., and the Democratic Republic of Congo (DRC) to further assess the safety and efficacy of TPOXX in participants with mpox.  The U.S.-based trial and the DRC-based trial are being sponsored by the National Institute of Allergy and Infectious Disease (NIAID), and the U.K.-based trial is commissioned and funded by the National Institute for Health Care and Research.

•
In 2022, the European Medicines Agency (EMA) and the United Kingdom’s Medicines and Healthcare Products Regulatory Agency (MHRA) approved oral Tecovirimat SIGA®, the same formulation that was approved by the U.S. Food and Drug Administration (FDA) in July 2018 under the brand name TPOXX®. The approved EMA and MHRA labels have a broader indication for use to treat smallpox, mpox, cowpox, and vaccinia complications following vaccination against smallpox.

Capital Management Activity for 2022:

In May of 2022, SIGA declared and paid a special cash dividend of $0.45 per share.  Additionally, the Company repurchased approximately 1.8 million shares of its common stock, for approximately $13 million, in 2022, including $2.9 million of repurchases in the fourth quarter.  In total, the Company used cash of approximately $46 million in 2022 for capital management activities.

COVID-19 Pandemic

The COVID-19 pandemic has caused significant societal and economic disruption. The continuing direct and indirect impacts of the pandemic are significant and broad based, including supply chain disruptions and labor shortages that started during the pandemic and continue to represent business and financial risks.  As such, the Company is continually coordinating with service providers and vendors, in particular Contract Manufacturing Organizations that constitute our supply chain, with respect to risks and mitigating actions.

The Company has not identified or been notified by government customers of impediments to the continued full performance of their government contracts. With regard to day-to-day operations, the COVID-19 pandemic, and the secondary effects of the pandemic, have at times slowed the pace of execution of government contracts as well as new contract generation. Additionally, the COVID-19 pandemic, and the secondary effects of the pandemic have increased the risk of delays in connection with a broad range of operational activities, including: supply chain procurement of raw materials and manufacturing; and certain research and development activities, such as those that involve clinical trials. Furthermore, the pandemic and related secondary effects could result in a slower pace of future product deliveries if there are shortages or delays in the receipt by the supply chain of raw materials or supplies, or if labor shortages become more acute.  While the Company does not currently expect such delays to have a material adverse impact on the financial condition of the Company or its long-term operating performance, and while the COVID-19 pandemic has not adversely affected the liquidity position of the Company, the Company cannot give assurances as to the full extent of the impact at this time.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, March 2, 2023, at 4:30 P.M. ET.

Participants may access the call by dialing 1-877-425-9470 for domestic callers or 1-201-389-0878 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 13735849. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the US maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018, and the IV formulation was approved for the same indication in 2022. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) and the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom in 2022. The EMA and UK approvals include labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Assistant Secretary for Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Smallpox

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the progress of SIGA’s development programs and timelines for bringing products to market, delivering products to the Strategic Stockpile, the enforceability of our procurement contracts, such as the 19C BARDA Contract (the "BARDA Contract"), with BARDA, the impact of the COVID pandemic and responding to the global outbreak of monkeypox. The words or phrases “can be,” “expects,” “may affect,” “may depend,” “believes,” “estimate,” “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the BARDA Contract, not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract, the current Department of Defense procurement contract or PEP Label Expansion R&D Contract (as defined in the Form 10-Q) are modified or canceled at the request or requirement of the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiv) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, such as COVID-19, are ineffective and may adversely affect SIGA’s business, and (xv) risks associated with responding to the current monkeypox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov.  All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:

Investor Contact
Laine Yonker, Edison Group
lyonker@edisongroup.com

Michael Crawford, Edison Group
mcrawford@edisongroup.com

Public Relations
Holly Stevens, Berry & Company
hstevens@berrypr.com

SIGA TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
As of

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$98,790,622	$103,138,819
Accounts receivable	45,406,960	83,650,450
Inventory	39,273,090	19,510,379
Prepaid expenses and other current assets	2,315,672	2,453,444
Total current assets	185,786,344	208,753,092

Property, plant and equipment, net	1,848,314	2,365,957
Deferred tax asset, net	6,250,385	2,422,607
Goodwill	898,334	898,334
Other assets	252,546	286,585
Total assets	$195,035,923	$214,726,575
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$3,355,268	$2,028,004
Accrued expenses and other current liabilities	16,852,781	9,252,812
Income tax payable	1,309,672	19,207,042
Total current liabilities	21,517,721	30,487,858
Warrant liability	—	6,521,441
Other liabilities	3,358,160	3,402,869
Total liabilities	24,875,881	40,412,168
Commitments and contingencies
Stockholders' equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 72,675,190 and 73,543,602 issued and outstanding at December 31, 2022 and December 31, 2021, respectively)	7,268	7,354
Additional paid-in capital	233,957,767	226,070,308
Accumulated deficit	(63,804,993)	(51,763,255)
Total stockholders' equity	170,160,042	174,314,407
Total liabilities and stockholders' equity	$195,035,923	$214,726,575

SIGA TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Years Ended December 31

	2022	2021	2020
Revenues
Product sales and supportive services	$86,661,583	$126,802,536	$115,471,071
Research and development	24,114,027	6,867,918	9,488,233
Total revenues	110,775,610	133,670,454	124,959,304

Operating expenses
Cost of sales and supportive services	10,432,561	16,601,880	14,797,419
Selling, general and administrative	35,117,241	18,033,581	14,722,325
Research and development	22,525,642	9,942,194	10,938,930
Total operating expenses	68,075,444	44,577,655	40,458,674
Operating income	42,700,166	89,092,799	84,500,630
Gain (loss) from change in fair value of warrant liability	400,663	117,770	(3,525,846)
Loss on extinguishment of Term Loan	—	—	(4,981,461)
Interest expense	—	—	(3,016,817)
Other income, net	1,031,903	101,172	532,085
Income before income taxes	44,132,732	89,311,741	73,508,591
Provision for income taxes	(10,227,926)	(19,860,975)	(17,166,581)
Net and comprehensive income	$33,904,806	$69,450,766	$56,342,010
Basic earnings per share	$0.46	$0.92	$0.71
Diluted earnings per share	$0.46	$0.91	$0.71
Weighted average shares outstanding: basic	72,929,550	75,322,194	79,259,000
Weighted average shares outstanding: diluted	73,546,501	76,402,716	79,437,306